EXHIBIT 21

                             SOLITRON DEVICES, INC.
                         SUBSIDIARIES OF THE REGISTRANT


                                                              PERCENTAGE OF VOTING
                                                              SECURITIES OWNED          STATE OF            ACTIVE
                                                              BY REGISTRANT             INCORPORATION       DIVISION
                                                              --------------------      -------------       --------
Registrant:

Solitron Devices, Inc.                                                                  Delaware                 *

Subsidiaries of Registrant:

Solitron Specialty Products, Inc.                             100                       Delaware
Array Devices, Inc.                                           100                       California
Solidev International
  Sales Corporation                                           100                       New York
Solitron International, Inc.                                  100                       Virgin Islands
Solidev Warenvertriebs GmbH                                   100                       Germany


All subsidiaries are included in the consolidated financial statements: Solidev, Ltd. England, and Solidev (H.K.) Ltd., Hong Kong were dissolved. All unnamed subsidiaries and other affiliates when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. As none of them are active, no separate financial statements are submitted for any subsidiary.